Exhibit 5.1

1221 PEACHTREE STREET, N. E. • SUITE 400 • ATLANTA, GEORGIA 30361

TELEPHONE: +1.404.521.3939 • JONESDAY.COM

May 7, 2026

VSE Corporation

3361 Enterprise Way

Miramar, Florida 33025

Re:	Registration Statement on Form S-3 filed by VSE Corporation

Ladies and Gentlemen:

We have acted as counsel for VSE Corporation, a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by GenNx360 PAG Buyer, LLC, a Delaware limited liability company (the “Selling Stockholder”), of up to an aggregate of 2,615,752 shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), consisting of (i) 1,415,752 shares of Common Stock (the “Consideration Shares”) issuable by the Company upon exchange of shares of Class B common stock, par value $0.05 per share, of VSE Mach HoldCo Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“VSE Mach HoldCo”), pursuant to the Exchange and Redemption Agreement, dated as of May 5, 2026, by and among the Company, VSE Mach HoldCo and the Selling Stockholder (the “Exchange Agreement”) and (ii) up to 1,200,000 shares of Common Stock (the “Earnout Shares”) that may be delivered to the Selling Stockholder pursuant to the Stock Purchase Agreement, dated as of January 29, 2026, by and among the Company, VSE Mach HoldCo, VSE Mach Acquisition Corp., GenNx/PAG IntermediateCo Inc., and the Selling Stockholder, as amended by the First Amendment to Stock Purchase Agreement, dated as of May 4, 2026 (the “Purchase Agreement”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Consideration Shares and the Earnout Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Consideration Shares, when issued and delivered pursuant to the terms of the Exchange Agreement, will be validly issued, fully paid and nonassessable.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

VSE Corporation

May 7, 2026

2.	The Earnout Shares, when issued and delivered pursuant to the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following limitations, qualifications and assumptions.

In rendering the foregoing opinions, we have assumed that the resolutions of the Company’s Board of Directors (or an authorized committee thereof) authorizing the Company to issue and deliver the Consideration Shares pursuant to the Exchange Agreement and the Earnout Shares pursuant to the Purchase Agreement will be in full force and effect at all times at which such Consideration Shares and Earnout Shares are issued and delivered by the Company, and the Company will take no action inconsistent with such resolutions. Further, with respect to the Earnout Shares, we have assumed that the Earnout Shares will be issued only upon achievement of all applicable earnout provisions set forth in the Purchase Agreement.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day